UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2017

SMART & FINAL STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36626	80-0862253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangement with Chief Executive Officer

On May 25, 2017 (the “Grant Date”), the compensation committee of the board of directors (the “Committee”) of Smart & Final Stores, Inc. (the “Company”) made special performance-linked discretionary compensation awards to David G. Hirz, the Company’s President and Chief Executive Officer.  The awards recognize Mr. Hirz’s important contributions as Chief Executive Officer and are intended to provide a strong incentive for his continued retention in a competitive market for executives in the grocery industry.  Additionally, the performance goals are intended to align Mr. Hirz’s equity compensation to the achievement of the Company’s long-term strategic goals.  Mr. Hirz (i) received a one-time cash bonus equal to $876,650 and (ii) 133,334 shares of restricted stock granted pursuant to the Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan.

Vesting of the shares of restricted stock is subject to satisfaction of both time-based and performance-based vesting criteria as established by the Committee (the “Performance Goals”) and set forth in the related award agreement.  The shares of restricted stock vest upon the later of (i) the date on which the Performance Goals are achieved and (ii) the first and second anniversaries of the Grant Date (with respect to 50% of the award on each such date), subject to Mr. Hirz’s continued employment with the Company on all such dates.  If the Performance Goals are not achieved by the expiration of the Performance Period (as defined in the award agreement), the shares of restricted stock will be forfeited.

The foregoing description of the award agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the award agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and by this reference incorporated herein.

Item 9.01                                   Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

10.1

Restricted Stock Agreement Pursuant to the Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan, dated as of May 25, 2017, by and between Smart & Final Stores, Inc. and David G. Hirz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC.

Date: May 26, 2017

	By:	/s/ Leland P. Smith
	Name:	Leland P. Smith
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1

Restricted Stock Agreement Pursuant to the Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan, dated as of May 25, 2017, by and between Smart & Final Stores, Inc. and David G. Hirz.